Exhibit 99.1

WageWorks Provides Update on Business and Financial Reporting Matters

Initiates Full Year 2018 Guidance; Obtains extension for continued listing on the New York Stock Exchange

SAN MATEO, Calif., September 12, 2018 — WageWorks, Inc. (NYSE: WAGE), a leader in administering Consumer-Directed Benefits, announced that as previously disclosed, the Company’s review of the necessary adjustments to the Company’s financial statements for fiscal year 2016 is expected to result in an estimated aggregate decrease in revenue (which was previously reported as $364.7 million) in the approximate range of $6.5 million to $9.5 million, an estimated aggregate decrease in net income (which was previously reported as $20.2 million) in the approximate range of $3.5 million to $5.5 million, and an estimated aggregate decrease in the non-GAAP financial measure adjusted EBITDA (which was previously reported as $108.0 million) in the approximate range of $6.0 million to $9.0 million. Although the Company’s review of 2017 is ongoing, to date, the Company has not identified any adjustments to its financial statements that would be expected to cause revenue for fiscal year 2017 to differ materially from the Company’s previous guidance.

WageWorks has not yet completed its final determination and review of its financial statements and internal controls over financial reporting for the fiscal year ended December 31, 2017. As previously announced, the Company’s Board concluded certain financial statements for periods in 2016 and 2017 should be restated and should no longer be relied upon. Therefore, the amounts described above and the periods to which they relate are preliminary, unaudited estimates, subject to change. There can be no assurance that the final amounts and adjustments will not differ materially from the estimated amounts described above, or that additional adjustments will not be identified, the impact of which may be material.

Initiates Full Year 2018 Financial Guidance

With respect to prior disclosure on full year 2017 operating results, the Company currently expects full year 2018 year-over-year revenue growth of 1% to 4% and adjusted EBITDA margin of 28% to 32%, excluding the impact of costs associated with the restatement efforts and any accounting adjustments. Full year 2018 revenue growth is expected to be driven by strong growth in the HSA product offering, partially offset by lower revenue from FSA and COBRA products.

“We are pleased with the continued strength of our HSA business, and the fundamentals of our business overall remain strong. Our renewal rates across the business remain in line with historical levels of greater than 90%,” said Edgar Montes, WageWorks’ President and CEO. “Our FSA and COBRA revenue are being impacted by higher than expected attrition from acquired account migration and the loss of a partner as they transitioned to their own platform. We continue to manage the business to drive meaningful levels of profitability and believe there are opportunities to improve the pace of integration of our consumer-directed benefits platforms.

I would like to thank the WageWorks teams for their unwavering focus on engaging new and existing employers and partners and delivering exceptional customer support. We are working diligently to complete the 2016 and 2017 audit and report our results as quickly as possible.”

Obtains extension for continued listing on the New York Stock Exchange

WageWorks also today announced that the NYSE agreed to provide the Company with an extension to continue its listing on the NYSE through March 19, 2019, subject to reassessment on an ongoing basis.

As previously disclosed, on March 19, 2018, WageWorks received a notice from the NYSE indicating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2017. WageWorks presented a compliance plan to the NYSE in July 2018 and requested an additional 6-month extension period for continued listing of its common stock on the NYSE through March 19, 2019.

On September 7, 2018, the NYSE granted WageWorks’ request to continue its listing on the NYSE through March 19, 2019, subject to ongoing reassessment by the NYSE and provided that the Company becomes current with its SEC filings by such date. The NYSE decision also requires that WageWorks promptly notify the NYSE of any material events and developments that occur during the Additional Cure Period, including but not limited to, any event that may affect the Company’s historical financial information or that may impact the Company’s ability to achieve interim milestones set forth in its compliance plan or become current with its SEC filings by March 19, 2019. WageWorks continues to work diligently to complete and file its Annual Report on Form 10-K and subsequent delinquent SEC quarterly filings as soon as reasonably practicable, which the Company expects to be in advance of the timing requirements set forth by the NYSE.

Audit Committee Composition

Following the resignation of Mariann Byerwalter from the WageWorks’ Board, the Company notified the NYSE that, due to Ms. Byerwalter’s resignation from the Board, the Company no longer satisfies the requirements of NYSE Listed Company Manual Section 303A.07, which requires the audit committee of a company with NYSE-listed securities to have a minimum of three members. The Company has commenced a search for an independent director who meets the NYSE audit committee qualifications. If the Company is unable to cure this deficiency by September 18, 2018, it will be deemed noncompliant and the Company’s common stock will trade with an added designation of “.BC” to indicate the status of the common stock as “below compliance.”

Non-GAAP Financial Information

To supplement the financial information the Company presents on a GAAP basis, the Company provides adjusted EBITDA as a non-GAAP financial measure. Adjusted EBITDA is intended to focus on what management believes to be its ongoing business operations. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes interest income, interest expense, income tax provision, depreciation, amortization and change in contingent consideration, stock-based compensation and employee termination and other charges, and adjusted EBITDA, which excludes such information, in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should, consider adjusted EBITDA in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

No reconciliation of the forecasted range for adjusted EBITDA margin for 2018 is included in this press release because the Company is unable to quantify certain amounts that would be required to be included in the corresponding GAAP measure without unreasonable efforts and the Company’s management believes such reconciliation would imply a degree of precision that would be confusing or misleading to investors. In particular, the Company is not able to provide a reconciliation for the forecasted range of adjusted EBITDA margin because of the uncertainty and variability of the nature and amount of certain components thereof including (i) stock-based compensation, (ii) income tax provision and (iii) amortization. As such, any associated estimate and its impact on adjusted EBITDA margin could vary materially.

A reconciliation of GAAP net income to non-GAAP adjusted EBITDA for fiscal year 2016 is set forth below. Investors are also encouraged to review the Company’s full financial results for the Non-Reliance Periods and for the fourth quarter and fiscal year 2017 when the 2017 Form 10-K is filed with the SEC.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA

	Year Ended December 31, 2016
	As Previously Reported	Low	High
GAAP net income	$20.2	$14.7	$16.7
Interest income	(0.4)	(0.4)	(0.4)
Interest expense	2.2	2.2	2.2
Income tax provision	12.0	8.8	9.5
Depreciation	8.5	8.5	8.5
Amortization and change in contingent consideration	34.1	34.1	34.1
Stock-based compensation expense	30.3	30.0	30.3
Employee termination and other charges	1.1	1.1	1.1

Adjusted EBITDA	$108.0	$99.0	$102.0

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words “believes,” “expects,” “anticipates,” “intends,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to: the risks and uncertainties that the Company’s review of the matters described above is ongoing and the amounts at issue and the periods to which they relate have not been definitively determined; the final amounts and adjustments may differ materially from the Company’s estimated amounts; additional adjustments may be identified, the impact of which may be material; the impact of the previously described internal investigation on the Company, its management and operations, including financial impact as well as any litigation or regulatory action that may arise from the investigation, any of which may result in a material adverse effect on the Company; the impact of control deficiencies, including disclosure controls as well as any material weaknesses in internal control over financial reporting, and the associated costs in remediating those control deficiencies; the risk that the Company may not file its delinquent periodic reports prior to the time it would be delisted from the NYSE which would result in a material adverse effect on the Company; the reputational damage that the Company may suffer as a result of the matters discussed in this filing; and those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K filed with the SEC and similar disclosures in subsequent periodic and current reports filed with the SEC. Readers of this press release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date of this press release.

About WageWorks

WageWorks, Inc. (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

Media Contact:

Elizabeth Anderson

WageWorks, Inc.

972.984.0800

Elizabeth.Anderson@Wageworks.com

Investor Contact:

Staci Mortenson

ICR

203.682.8273

Staci.Mortenson@icrinc.com